Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-178382 and 333-175644

PROSPECTUS

Satcon Technology Corporation

34,557,281 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors-in-interest, of up to an aggregate of 34,557,281 shares of the common stock of Satcon Technology Corporation.  We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of our subordinated convertible notes in our June 2011 financing transaction.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholder against certain liabilities.  The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SATC.”  On December 19, 2011, the closing sale price of the common stock on Nasdaq was $0.56 per share.  We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2011

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “Satcon,” “we,” “us,” and “our” refer to Satcon Technology Corporation and its subsidiaries.

Satcon Technology Corporation

We are a leading clean energy technology provider of utility-grade power conversion solutions for the renewable energy market.  We design and deliver advanced power conversion solutions that enable large-scale producers of renewable energy to convert clean energy into grid-connected, efficient and reliable electrical power.

Our power conversion solutions boost total system power production through system intelligence, advanced command and control capabilities, industrial-grade engineering and total lifecycle performance optimization. Our power conversion solutions feature the widest range of power ratings in the solar industry.  We also offer system design services and solutions for management, monitoring, and performance measurement to maximize capital investment and improve overall quality and performance over the entire lifespan of an installation.

We were incorporated in Delaware in May 1992 under the name of Satcon Technology Corporation.  Our principal executive offices are located at 27 Drydock Avenue, Boston, Massachusetts 02210, and our telephone number is (617) 897-2400. Our worldwide web address is www.Satcon.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Offering

Common stock offered by selling stockholder	34,557,281 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq Capital Market symbol	SATC

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus, and the additional risks and uncertainties described below before purchasing our common stock.  The risks and uncertainties we have described are not the only ones facing our company.  If any of these risks actually occur, our business, financial condition or results of operations would likely suffer.  In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important factors in the cautionary statements included or incorporated by reference in this prospectus, particularly under the heading “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.  We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.  The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or other expenses incurred by the selling stockholder in disposing of the shares.  We will bear up to $5,000 of legal fees and expenses of counsel to the selling stockholder and all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

PRIVATE PLACEMENT OF NOTES

On June 29, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”) in connection with the private placement (the “Private Placement”) of $16.0 million aggregate principal amount of unsecured, subordinated convertible notes.  The Private Placement closed on June 30, 2011.  On December 1, 2011, we entered into an amendment to the notes with the Purchaser (as amended, the “Notes”).  The following is a summary of the material provisions of the Purchase Agreement, the Notes and a Registration Rights Agreement between us and the Purchaser (the “Registration Rights Agreement”).  This summary is not complete and is qualified in its entirety by reference to the full text of the agreements, which are attached as exhibits to our Current Report on Form 8-K filed with the SEC on July 5, 2011 and our Current Report on Form 8-K filed with the SEC on December 2, 2011.  Readers should review those agreements for a complete understanding of the terms and conditions associated with the Private Placement.

The Purchase Agreement

The Purchase Agreement provided for the issuance and sale of the Notes to the Purchaser for aggregate gross proceeds of $16.0 million.  The Purchase Agreement contains agreements and covenants between us and the Purchaser, including that:

•                  we will not issue, offer or sell any equity securities of the Company, including convertible securities, subject to certain exceptions, until the date that is 30 days following the earlier of (i) the effectiveness of registration statements covering the shares underlying the Notes and (ii) the six month anniversary of the closing date of the issuance and sale of the Notes;

•                  we will not file a registration statement relating to any of our securities (other than the common stock underlying the Notes), until the date that is 30 days following the earlier of (i) the effectiveness of registration statements covering the shares underlying the Notes and (ii) the six month anniversary of the closing date of the issuance and sale of the Notes (other than a registration statement on Form S-8 or Form S-4);

•                  for so long as the Notes are outstanding, we will not redeem or declare or pay any dividends on any of our securities without consent of the holder of the Notes;

•                  for so long as the Notes are outstanding, we will timely file all reports required to be filed by us with the SEC;

•                  we will maintain our listing on the Nasdaq Capital Market or other eligible market; and

•                  for so long as the Notes are outstanding, we will not effect any stock combinations, reverse stock splits or similar transactions with prior written consent of the holder of the Notes.

The Notes

The Notes have an aggregate principal amount of $16.0 million and are convertible into shares of our common stock.  The initial conversion price of the Notes was $2.92, subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges.  In addition, the Notes provided that the conversion price would be adjusted, on the eleventh trading day following the public announcement of our financial results for the quarter ending September 30, 2011 (the “Adjustment Date”), to the lower of (i) the then effective conversion price and (ii) 110% of the arithmetic average of the volume weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the Adjustment Date.  On the Adjustment Date, the conversion price was adjusted to $0.8381.  On December 1, 2011, the Notes were amended to provide that the conversion price of the Notes on the applicable conversion date is the lower of (1) the conversion price then in effect and (2) with respect to a total of ten separate conversions, a price equal to 92% of the closing bid price of our common stock on the trading day immediately preceding the applicable conversion date.

The Notes mature on July 1, 2013, and bear interest at a rate of 7.0% per annum.  Principal and interest (each, an “installment amount”) are payable monthly, beginning on November 1, 2011, and may be made in cash or, at our option if certain equity conditions are satisfied, in shares of our common stock.  If all or any portion of an installment amount is paid in shares of our common stock, the price per share will be at the lower of (i) the then current conversion price and (ii) 82% of the arithmetic average of the volume weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date (but in no event greater than the dollar volume weighted average price of our common stock on the trading day immediately preceding the payment date).  In addition, the holder may, at its option, during the ten trading days immediately following each installment date, elect to have up to two additional installment amounts converted into common stock at a conversion price equal to the lower of (i) the then current conversion price and (ii) 82% of the arithmetic average of the volume weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date (but in no event greater than the dollar volume weighted average price of our common stock on the trading day immediately preceding the payment date).  The holder may also, at its option, elect to have the payment of all or any portion of an installment amount payable on an installment date deferred until any later installment date selected by the holder.  Any amounts so deferred by the holder are added to, and become part of, such later installment amount and continue to accrue interest under the Notes.

If at any time following the Adjustment Date, the closing sale price of our common stock exceeds 175% of the conversion price for 30 consecutive trading days, then, if certain equity conditions are satisfied, we may require the holders of the Notes to convert all or any part of the outstanding principal into shares of common stock at the then applicable conversion price, provided that we may only make a one-time election to force conversion.  The Notes contain certain limitations on optional and mandatory conversion, including that, absent stockholder approval of the transaction, we will not issue shares of common stock under the Notes in excess of 19.99% of our outstanding shares on the closing date.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, we will not incur any indebtedness that is senior to, or on parity with, the Notes in right of payment, subject to limited exceptions for existing indebtedness.  Events of default under the Notes include, among others, payments defaults, cross-defaults, our common stock is suspended from trading for a period of time or no longer listed on an eligible trading market, and certain bankruptcy-type events involving the Satcon or any subsidiary.  Upon an event of default, the holders of the Notes may elect to require us to redeem all or any portion of the outstanding principal amount of the Notes for a price equal to the greater of 120% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and (B) the greatest closing sale price of our common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the trading day immediately prior to the date we are required to pay the redemption amount.  The holders may elect to require us to redeem for cash all or any portion of the outstanding principal on the Notes in connection with a change of control of Satcon.

In addition, at any time after the 60th day following the earlier to occur of (i) the first date on which the resale of common stock underlying the Notes is covered by one or more effective registration statements and (ii) the six month anniversary of the closing of the Private Placement, we may redeem all (but not less than all) of the then outstanding amount of the Notes in cash at a price equal to the greater of 125% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as we deliver a redemption notice and (B) the greatest closing sale price of our common stock on any trading day during the period starting on the date notice of redemption is given and ending on the date immediately prior to the redemption, provided that we Company may only deliver one such redemption notice.

Registration Rights Agreement

We also entered into a Registration Rights Agreement with the Purchasers pursuant to which we agreed to register the common stock issuable upon conversion or redemption of, or the payment of principal or interest on, the Notes.  We agreed to file one or more registration statements under the Securities Act to register the resale of the shares of common stock issuable upon conversion of the Notes and as payment of principal or interest on the Notes.  We agreed to keep the registration statements effective until the earlier of (1) the date all of the securities covered by the registration statement have been sold and (2) the date all of the securities covered by the registration statement may be sold without restriction under Rule 144 promulgated under the Securities Act.  If we fail to comply with these or certain other provisions, then we will be required to pay liquidated damages of 1% of the aggregate outstanding principal amount of the Notes for the initial occurrence of such failure and for each subsequent 30 day period in which the failure continues.

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion or redemption of, or as principal or interest payments on, the Notes.  For additional information regarding the issuance of the Notes, see “Private Placement of Notes” above.  We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.  Except for the ownership of the Notes issued pursuant to the Purchase Agreement, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder.  The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of common stock and Notes, as of December 2, 2011, assuming conversion of the Notes held by the selling stockholder on that date but taking account of any limitations on conversion and issuance of common stock set forth therein.  The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion of the Notes or issuance of common stock set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holder of the Notes, this prospectus generally covers the resale of 125% of the maximum number of shares of common stock issuable pursuant to the Notes, determined as if the principal and interest payments on the Notes were paid out in full over the life of the Notes in shares of common stock (without regard to any limitations on conversion or issuance of common stock contained therein) as of December 2, 2011.  Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Notes, the selling stockholder may not convert the Notes to the extent (but only to the extent) the selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the then outstanding shares of our common stock.  The number of shares in the second column reflects these limitations.  The selling stockholder may sell all, some or none of its shares in this offering.  See “Plan of Distribution” below.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Issuable Upon Conversion or Redemption of, or as Interest or Principal Payments on, Convertible Notes Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering

Capital Ventures International (2)	6,019,332	34,557,281	—	—

(1)           We do not know when or in what amounts the selling stockholder may offer shares for sale.  The selling stockholder may not sell any or all of the shares offered by this prospectus.  Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)           Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  The selling stockholder is an affiliate of a broker-dealer.  The selling stockholder acquired the shares in the ordinary course of the selling stockholder’s business and, at the time of the acquisition of the securities to be resold pursuant to this prospectus, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion or redemption of, or as principal or interest payments on, the Notes to permit the resale of these shares of common stock by the holder of the Notes from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales made after the date the registration statement is declared effective by the SEC;

•                  broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.  If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the Notes or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.  The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $999,546 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the selling stockholder will be entitled to contribution.  We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Greenberg Traurig, LLP has opined as to the legality of the securities being offered by this registration statement.

EXPERTS

The consolidated financial statements and financial statement schedule of Satcon Technology Corporation and its subsidiaries included in our Annual Report on Form 10-K as of and for the year ended

December 31, 2010, and the effectiveness our internal control over financial reporting as of December 31, 2010, have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Satcon Technology Corporation and its subsidiaries included in our Annual Report on Form 10-K as of December 31, 2009 and for each of the years ended December 31, 2009 and 2008 have been audited by Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.), independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the operation of the public reference room.  Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.satcon.com.  The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.  The documents and reports that we list below are incorporated by reference into this prospectus.  In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC.  These documents are incorporated herein by reference as of their respective dates of filing:

(1)                                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 15, 2011, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 29, 2011;

(2)                                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed with the SEC on May 6, 2011;

(3)                                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 filed with the SEC on August 9, 2011;

(4)                                  Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2011 filed with the SEC on August 18, 2011;

(5)                                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 filed with the SEC on November 9, 2011;

(6)                                  Our Current Reports on Form 8-K filed with the SEC on January 7, January 12, February 15, March 16, April 5, April 27, May 13, July 5, 2011 and December 2, 2011;

(6)                                  All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

(7)                                  The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description; and

(8)                                  The description of the rights to purchase shares of our Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed on January 7, 2011, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

SatCon Technology Corporation

27 Drydock Avenue

Boston, MA 02210

Attn: Investor Relations Department

(617) 897-2400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.